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Exhibit 10.25

THIS DEED is made the 21st day of April    Two thousand and five

BETWEEN:	WESTON INVESTMENTS PTY LIMITED (ACN 009 206 473) a company duly incorporated in the State of Western Australian and having its registered office at 945 Wellington Street, West Perth in the said State AND ORGANIC RESOURCE TECHNOLOGY LIMITED (ACN 087 244 228) a company duly incorporated in the State of Western Australia and having its registered office at Unit 11, 4-8 Queen Street, Bentley in the said State (hereinafter jointly called "the Vendor") of the First Part
AND:
VISTA GOLD CORP a corporation continued under the terms of the Yukon Territory and having its registered office at Suite 5, 7961 Shaffer Parkway, Littleton, Colorado in the United States of America (hereinafter called "the Purchaser") of the Second Part

SALU SIWA PTY LIMITED (ACN 080 538 709) a company duly incorporated in the State of Western Australia ad having its registered office at 945 Wellington Street, West Perth in the said State (hereinafter called "the Company") of the Third Part

JCI LIMITED a company duly incorporated in the Republic of South Africa and having its registered office C/- P O Box 61719 Marshalltown, South Africa (hereinafter called "the Guarantor") of the Fourth Part

RECITALS

A.
The Company is registered under the Corporations Law and carries on the business of Mining and Exploration in the Republic of Indonesia and has ACN 080 538 709.

B.
The Vendor is the registered, legal and beneficial owner of all the issued shares in the Company.

C.
The Vendor agreed to sell and the Purchaser agreed to purchase the Vendor's shares in the Company on the terms contained in this Agreement.

D.
The Guarantor has agreed to guarantee the due performance and observance of the covenants and agreements to be duly performed by the Vendor hereunder.

OPERATIVE PART
Interpretation Provisions

1.
In this Agreement:

(1)
"this Agreement" means this deed for the sale of shares and includes the schedule and annexures to this deed;

(2)
"bank" means a bank as defined in the Banking Act 1959, the Reserve Bank or a State bank;

(3)
"business" means the Company's business;

(4)
"Business day" means any day which is not Saturday, Sunday or a public holiday;

(5)
The reference to "Dollars" is to American currency;

(6)
"Vendor" includes:

(a)
when an individual, the Vendor's legal personal representatives;

(b)
when several individuals, the vendors jointly and their respective legal personal representatives;

(c)
when a company or corporation, its successor and assigns;

(7)
"Purchaser" includes:

(a)
when an individual, the Purchaser's legal personal representatives;

(b)
when several individuals, the purchasers jointly and their respective legal personal representatives;

(c)
when a company or corporation, its successor and assigns;

(8)
words expressed in the singular include the plural and vice versa;

(9)
words expressed in one gender include the other genders, as is appropriate in the context;

(10)
the reference to "person" includes a corporation.

General contractual provisions
Governing Law

2.	(1)	This Agreement is governed and construed in accordance with the law of Western Australia.

Joint and several Liability

  (2)
  Two or more parties to this Agreement who represent the same interest, as Vendor or Purchaser, assume the liability to comply with their obligations under this Agreement jointly and in addition each of them assumes those obligations severally.

Compliance with notices on business day

  (3)
  If under the provisions of this Agreement or under any notice of demand anything is required to be done on a day which is not a Business day, the day of the last day for compliance is deemed to be the immediately following Business day.

Agreement to Sell
Purchase Price

3.	(1)	The Vendor agrees to sell and the Purchaser agrees to purchase the Vendors' 3 ordinary shares in the Company for the price of US One million five hundred thousand dollars (US $1,500,000).

Manner of Payment

  (2)
  The purchase price shall be paid as specified in clauses 4 and 5.

Deposit
Payment of Deposit

4.	(1)	On or before the date of entering into this Agreement the Purchaser shall pay in cash or by cheque $ US X as a deposit and in part payment of the purchase price to the Vendor's Solicitors Cocks Macnish, Barristers & Solicitors Level 2, 7 Ventnor Avenue, West Perth, Western Australia (hereinafter called "Cocks Macnish") to be held by them as stakeholder.

		X shall be calculated as follows: $ X = $150,000 - $ Y were X is the deposit, Y is the sum total of all monies paid as option payments pursuant to the Deed of Option to which this Agreement is attached.
		All monies paid as Option payments shall be credited as part of the deposit.
	(2)
		If the deposit is not paid in accordance with Clause 4(1) or any cheque for the deposit is not honoured on presentation, the Purchaser is in default of an essential obligation under this Agreement and the Vendor may terminate this Agreement.
	(3)	On completion of the sale the deposit shall vest in the Vendor.

Balance Purchase Price

5.	(1)	On completion the Purchaser shall be entitled to and shall deduct from the balance purchase price the lesser of the sum of US$150,000.00 or the sum actually expended by the Purchaser in effecting the rectification plan, payment of deadrent, payment of all government taxes and charges, payment of legal, accounting and Indonesian agents' fees in relation to putting all or any of Salu Siwa Pty Limited, PT Masmindo Dwi Area and the COW in good stead.
(2)
The balance of the purchase price and all other amounts payable by the Purchaser at the time of completion shall be paid on completion of the sale by bank cheque to the Vendor's Solicitors, Cocks Macnish or as the Vendor's Solicitors direct in writing.
(3)
Completion of this Agreement is conditional upon and interdependent with the simultaneous completion of an agreement for sale of shares by Organic Resource Technologies Limited of a 1% interest being one share held by Organic Resource Technologies Limited in PT Masmindo Dwi Area and without limiting the generality of the foregoing is conditional upon all approvals being received for the transfer of the share including:-
    (a)
    a waiver of the pre-emptive rights from the Vendor over the approval and the transfer of the Share in PT Masmindo Dwi Area;

    (b)
    the approval of the Indonesian Minister of Energy and Mineral Resources, acting through the Director General of Geology and Mineral Resources ("DGGM") for the transfer of the Share; and

    (c)
    the approval of an Indonesian Capital Investment Coordination Board ("BKPM") for the transfer of the Share.

Guarantee for Vendor's Obligations
Guarantee

6.	(1)	In consideration of the Purchaser entering into this Agreement to purchase the Vendor's shares at the request of the Vendor, the Vendor's Guarantor agrees to guarantee to the Purchaser.
    (a)
    The performance and observance by the Vendor of all its obligations under this Agreement, before, on and after completion of the sale.

    (b)
    the accuracy and fulfilment of all warranties and representations made by or on behalf of the Vendor either in the Agreement or to induce the Purchaser to enter into or to complete this Agreement.

    (c)
    The payment of any money by the Vendor to the Purchaser, to the Company or to any third party, in accordance with this Agreement.

Continuing Guarantee

  (2)
  This is a continuing guarantee for a period of 12 months from completion and binds the Vendor's Guarantor notwithstanding:

  (a)
  the subsequent death, bankruptcy or liquidation of any one or more of the Vendor and the Vendor's Guarantor.

  (b)
  any indulgence, waiver or extension of time by the Purchaser to the Vendor or to the Vendor's Guarantor.

  (c)
  completion of the sale of shares.

Guarantor's Obligations to Pay

  (3)
  In the event of any breach by the Vendor covered by this guarantee, the Purchaser may proceed to recover the amount claimed as a debt or as damages from the Vendor's Guarantor without having instituted legal proceedings against the Vendor and without first exhausting the Purchaser's remedies against the Vendor.

Vendor's Warranties
The Warranties

7.	(1)	The Vendor makes each of the warranties contained hereunder.

Interpretation of warranties

(2)	(a)	Each warranty contained in this Agreement is a separate warranty and its scope and meaning is not limited or governed by the existence and scope of any other warranty.
	(b)	When a warranty is expressed in absolute terms, it covers the particular topic or matter, including anything known to the Vendor.

Entire Agreement
The Agreement

8.	(1)	This Agreement constitutes the entire agreement between the Vendor and the Purchaser relating to the sale of shares.

Collateral agreements

(2)	The parties have not entered into and are not bound by any collateral or other agreement apart from this Agreement other than the Agreement for Sale of Shares between Organic and the Purchaser or its nominee of even date relating to a 1% interest held by Organic in PT Masmindo Dwi Area.

Vendor's Warranties

9.	(1)	The Vendor makes each of the warranties contained in this clause.

Accuracy of warranties

  (2)
  The Vendor warrants that the warranties contained in this Agreement are accurate, contain no material omissions and are not misleading.

Application of Warranties at Completion

  (3)
  Any warranties which are expressed to apply at the date of this Agreement also apply as warranties made by the Vendor with reference to the facts existing at the date of completion of the sale of shares to the Purchaser.

Disclosure of facts rendering warranty incorrect

  (4)
  In the event of the Vendor becoming aware prior to completion of any facts which render any of the warranties contained in this Agreement incorrect, inaccurate, false or misleading, the Vendor warrants that the Vendor will disclose those facts to the Purchaser prior to completion.

Merger

  (5)
  The warranties contained in this Agreement do not merge on completion of the sale of shares.

Rescission for Breach of Warranty

  (6)
  If the Purchaser before completion discovers a breach of any warranty contained in this Agreement which would render the Vendor liable for debt or for damages exceeding five thousand dollars ($5,000) or would reduce the value of the Company's business or any of the company's assets or increase its liabilities by an amount exceeding five thousand dollars ($5,000), the Purchaser may elect;

  (a)
  to complete the purchase of shares and receive an adequate allowance on completion to remove the effect of or to compensate for the breach of warranty, or

  (b)
  to rescind this Agreement before completion of the sale.

Liability for Damages

  (7)
  The Vendor is liable to the Purchaser for damages for any breach of the warranties contained in this Agreement, whether the breach of warranty is discovered by the Purchaser before or after completion of the sale, unless the Purchaser:-

  (a)
  shall have rescinded this Agreement in accordance with this clause; or

  (b)
  was aware of the breach of warranty before completion and decided to proceed with completion.

The Warranties

  (8)
  The Vendor warrants that:

  A.
  Vendor's capacity and title to shares

  (a)
  The Vendor is the beneficial owner of the shares included in the sale, and has, and will at the time of completion have absolute title to those shares.

  (b)
  The shares included in the sale are not, and will not be on completion, be subject to any mortgage, charge, encumbrance, or other liability which would attach to the shares or bind the Purchaser.

  (c)
  There are no unsatisfied judgments, orders or writs of execution against the Vendor or affecting the shares included in the sale.

  (d)
  The Vendor is not bankrupt, insolvent, or subject to current proceedings for bankruptcy or winding up, nor for the appointment of a receiver or other controller or administrator.

  B.
  Company's Corporate Status

  (a)
  The Company has not received:

  (i)
  any notice, summons or order for winding up;

  (ii)
  any notice or order for the appointment of a receiver or other controller or administrator.

  (b)
  The Company is not aware of any unsatisfied judgments, orders or writs of execution against the Company of affecting its business, assets or affairs.

  (c)
  There is no current or threatened civil or criminal proceeding, arbitration or dispute involving the Company (as plaintiff or as defendant) of which the Vendor is aware.

  (d)
  The copy of the memorandum and articles of association furnished by the Vendor to the Purchaser, the register of members, the minute books of meetings of the Company and of the directors and the registers of directors, principal executive officers and secretaries, charges, and the other registers and statutory records required by law to be maintained by the Company are accurate at the date of this Agreement.

  C.
  Business

  (a)
  The Company's assets used in the business, which are disclosed in its financial and taxation records and in Schedule 1, including plant, equipment, mining leases (called the Company's assets").

  (i)
  are owned absolutely by the Company as legal and beneficial owner;

  (ii)
  are not subject to any mortgage, charge or encumbrance;

  (iii)
  are all in the Company's possession;

  (iv)
  are not subject to any currently pending lease, credit sale, hire purchase, or other agreement under which any other person has title or an interest or outstanding financial interest in any item except as specified in Schedule 1.

    (b)
    The Company has not entered into any commitment for capital expenditure to acquire modernise or repair any assets, except as specified in Schedule 1.

    (c)
    The Company is not subject to any contractual arrangements relating to the business (other than service or maintenance agreements relating to plant or equipment) which:

    (i)
    currently subsist for a period exceeding 12 months after the date of this Agreement or,

    (ii)
    involve total financial liability for the Company which is likely to exceed one thousand dollars ($1,000), unless

    (iii)
    it is disclosed in Schedule 1.

(d)	(i)	As far as the Company is aware the Company complies with local government, environmental, health, safety and other regulations for the lawful conduct of the business;
	(ii)	As far as the Company is aware the company has filed the necessary returns, information or notices with the statutory authorities with regard to the business.
  D.
  Financial Position

  (a)
  All the written information provided by or on behalf of the Vendor to or on behalf of the Purchaser, relating to past or current turnover, profits, expenses and any other financial information relating to the Company its business and affairs is true accurate and complete.

    (b)
    As far as the Company is aware the Company's accounts and financial statements which have been produced to the Purchaser have been prepared in accordance with generally accepted Australian accounting standards and practices, give a true and fair summary of the financial position of the business during those periods and are in all material respects true and correct.

    (c)
    As far as the Company is aware the latest annual accounts of the Company, for the financial year ending 30 June 2004 (called "final accounts"):

    (i)
    fully and correctly state the assets of the Company at that period and its income, expenditure and liabilities;

    (ii)
    make adequate provision for and contain adequate reserves for —

    a.
    amounts due to employees if their employment were terminated, including for long service leave, but not including severance or redundancy payments;

    b.
    taxation liabilities for the accounting period of the final accounts;

    c.
    actual and contingent liabilities of which the Company is aware, including loans or other moneys due by or to the Vendor and to the Company's directors and officers;

    d.
    there is no material change in the financial position, assets and liabilities of the Company at the date of this Agreement from those disclosed in the final accounts, except as disclosed in Schedule 1.

  E.
  Taxation

  (a)
  In this section:

  (i)
  the warranties relate to the Company's taxation liability up to 30 June 2004 (called "taxation period");

  (ii)
  taxation returns refers to the returns lodged by the Company in respect of any taxation liability.

  (b)
  The Company has made all the taxation returns required for the taxation period in respect of any taxation liability and:

  (i)
  those taxation returns were correct and contained full and accurate disclosure of all facts and circumstances which may be material to each taxation assessment;

  (ii)
  none of the taxation returns is or has been the subject of dispute or litigation between the Company and a taxation authority;

  (iii)
  the Company's total liability for taxation in respect of the taxation period has been paid or is fully allowed in the final accounts of the Company.

    (c)
    As far as the Company is aware, the Company is not liable to pay any additional taxes, penalties, fines, interest, in respect of any income, profit, gain, capital gain, transaction, circumstance or event, which arose, occurred, or deemed to have arisen or occurred during the taxation period.

Indemnities
Definition

10.	(1)	In this clause:

"taxation liability" means the Company's liability for taxes, duties or levies made by the Crown in the right of the Commonwealth of Australia or of any State or Territory or of any of their respective instrumentalities, including income tax, sales tax, customs duty, stamp duty, and all costs, charges, interest, fines, penalties and expenses which are included in, or are incidental to or relate to, the Company's taxation liability.

General Indemnity

  (2)
  The Vendor indemnifies the Purchaser and the Company in respect of any claims, liability, loss or damage which constitutes a breach of any of the warranties contained in this Agreement.

Taxation Indemnity

(3)	(a)	The Vendor indemnifies the Purchaser and the Company in respect of any taxation liability of the Company in breach of the warranties contained in this Agreement.
    (b)
    If the Company receives after completion any correspondence, questionnaire, claim, demand or assessment relating to a taxation liability relating wholly or partly to any period before completion of this Agreement, the Company or the Purchaser will promptly notify the Vendor in writing and provide to the Vendor a copy of any written correspondence or material received in connection with that taxation liability.

    (c)
    In the event of a notice of assessment having been received by the Company in respect of a taxation liability within paragraph (d) which the Company is legally required to pay even if liability is contested, the Vendor will pay the amount required to be paid to the authority entitled to receive payment, or if the Company has paid the assessment, to the Company, within the time required in the assessment.

    (d)
    The Vendor may, before or after making such payment, require the Company to take the necessary action to contest the validity of the assessment and the Company's liability to taxation, at the Vendor's expense.

    (e)
    The Vendor indemnifies the Company and the Purchaser in respect of all reasonable costs which may be incurred by or on behalf of the Company in contesting the Company's taxation liability and any legal or other costs which the Company may be ordered to pay to the taxation authority if the Company's challenge is wholly or partly unsuccessful.

    (f)
    The Company agrees to contest any taxation liability by retaining solicitors, barristers and other professional advisers requested by the Vendor, subject to the Company's approval of such advisers, any approval not to be unreasonably delayed or withheld.

    (g)
    Any settlement or compromise with a taxation authority relating to a taxation liability shall require the consent of the Company and the Vendor, such consent not to be unreasonably delayed or withheld.

Confidential Information

  (4)
  The Vendor agrees during the period of 5 years from the day on which the sale of shares to the Purchaser is completed, to keep secret and confidential and not to publish, disclose or divulge (except with the Company's authority), nor to use or attempt to use, any confidential information regarding the Company and the business, including:

  (a)
  confidential financial information regarding the business.

Property, Risk and Title

11.
The property, risk (of loss or damage) and title to the Vendor's shares:

(a)
remains with the Vendor until completion.

(b)
passes to the Purchaser on and from completion.

Costs
Legal and Other Costs

12.	(1)	Each party shall bear its own legal and other costs of the negotiations, and the preparation, execution and completion of this Agreement and of all other instruments.

Stamp Duty

  (2)
  The Purchaser is responsible for stamp duty payable on this Agreement, the transfers of shares, and on all other instruments executed pursuant to the provisions of this Agreement.

Conduct Pending Completion
Assistance to Purchaser

13.	(1)	From the date of this Agreement to completion the Vendor and the Company agree to cooperate with the Purchaser to allow the Purchaser, and the Purchaser's employees and agents, including solicitors, accountants and other consultants, to:
    (a)
    attend during business hours at the Company's premises;

    (b)
    observe the conduct of the Company's business;

  (c)
  inspect and examine the Company's statutory, financial, taxation and other records, correspondence, and documents;

  (d)
  consult with the auditor, officers and employees of the Company, with regard to the conduct of the Company's business and the assets, liabilities, employees and business of the Company.

Management and Conduct of Business

(2)	(a)	The Company will conduct and manage its business and affairs:-
      (i)
      with reasonable care and skill;

      (ii)
      as a going concern;

      (iii)
      so as to maintain the goodwill, value and profitability of the business; and

      (iv)
      to preserve intact its business organisation, employees, management, suppliers and distributors;

    (b)
    the Company shall:

    (i)
    maintain, preserve and keep in working condition its assets, plant and equipment;

    (ii)
    maintain the licences, permits and authorities held by the Company which are required to conduct its business;

    (iii)
    maintain until after completion all insurance policies held by the Company at the date of this Agreement;

    (iv)
    maintain up to date the Company's statutory, financial and other books, accounts and records;

    (c)
    the Company shall not:

    (i)
    dispose of or encumber any of its assets, other than in the ordinary course of business;

    (ii)
    enter into any material contract, commitment or liability;

    (iii)
    purchase any assets, plant or equipment;

    (iv)
    terminate the office or employment of any officer or employee of the Company or alter the remuneration or conditions of employment of employees;

    (v)
    hire or appoint any new employees or officers of the Company;

    (vi)
    alter the constitution of the Company, hold any meetings of the Company, pass any resolutions, allot any shares, declare any dividend or distribute assets or profits of the Company.

Requisitions
Time for requisitions and subjects of requisitions

14.
The Purchaser or the Purchaser's solicitor may, within 14 days from the date of this Agreement, deliver to the Vendor's solicitor or to the Vendor if not represented by a solicitor, requisitions and inquiries regarding the Vendor's shares, the company, the company's business and the topics covered in this Agreement.

Completion
Time of Completion

15.	(1)	Completion of the sale shall occur on the later of 3.00pm on the 21st day from the date hereof or after satisfaction of the conditions as set out in Clause 5.2 of Deed of even date between Organic Resource Technology Limited and the Purchaser as named in the Deed and the Guarantor but in this respect time is not of the essence of this Agreement. If the conditions set out in Clause 5.2 have been satisfied and completion does not occur on that date, either party may on or after the next Business day serve on the other party a notice requiring completion to occur on a Business day which is not less than seven (7) days (after the date when the notice is received by the recipient of the notice, rendering that date an essential time for completion.

Place of Completion

  (2)
  Completion shall be effected at the Vendor's solicitor's office or at such other place as is nominated by the Vendor's solicitor which shall not be situated more than two kilometres from the General Post Office at Perth.

Vendor to Vest Title and Control

  (3)
  On completion the Vendor will vest in the Purchaser title to the Vendor's shares in the Company and control of the Company's business and affairs, and the parties will comply with all matters required to occur on completion in accordance with this Agreement.

Delivery to Purchaser on Completion

  (4)
  On completion the Vendor will deliver to the Purchaser:

  (a)
  a statutory declaration verifying the Vendor's title, capacity and ownership of the Vendor's shares in the Company;

  (b)
  share certificates in respect of the Vendor's shares;

  (c)
  transfers of the Vendor's shares to the Purchaser, duly executed;

  (d)
  discharges or releases of mortgages, charges or encumbrances, or of outstanding interests, over any asset of the Company;

  (e)
  written resignations by the directors, secretary and public officer of the Company;

  (f)
  authority for alteration of instructions for the operation of the Company's bank accounts, as required by the Purchaser, duly executed;

  (g)
  the following property and records of the Company:

  (i)
  the certificate of incorporation;

      (ii)
      the common seal and any other seals;

      (iii)
      minutes books of directors' and shareholders' meetings;

      (iv)
      available copies of the memorandum and articles of association;

      (v)
      registers of members, directors, charges, and any other statutory registers, fully entered up to the date of completion;

      (vi)
      cheque books, deposit books, bank statements and other banking books and records;

      (vii)
      control over the financial, accounting and business records, including copy taxation returns, assessments, and all other documents and records held by the Company relating to its business, assets, liabilities and affairs;

      (viii)
      title deeds and records of ownership relating to the Company's assets, including all leases, licences, authorities and permits in respect of the business;

      (ix)
      insurance policies held by the Company;

      (x)
      the trust deed, and all books, records, taxation returns, relating to the Company's superannuation fund;

    (h)
    the Vendor's authority to receive the balance purchase price and a direction as to its payment.

Meeting of Directors

  (5)
  The Vendor will cause a meeting of the Company's directors to be held at the time and place of completion in order to:

  (a)
  accept the resignations of the Company's directors, secretary and public officer;

  (b)
  appoint the Purchaser's nominees as directors, secretary and public officer;

  (c)
  approve the Purchaser as member of the Company and resolve to register the transfers of shares subject to the transfers being stamped with payment of stamp duty;

  (d)
  authorise the new arrangements for operating the Company's bank accounts.

Purchaser's obligations on completion

  (6)
  On completion the Purchaser will deliver to the Vendor:

  (a)
  a nomination of the persons whom the Purchaser desires to be the company's directors, secretary and public officer and their written consent to accept nomination for those offices;

  (b)
  bank cheques for the balance purchase price to the Vendor or as the Vendor may direct;

    (c)
    an order authorising the stakeholder to account to the Vendor for the deposit;

    (d)
    any other documents, authorities or undertakings expressly provided in this Agreement.

Vendor's Conduct after Completion

16.	(1)	For the period of 5 years after completion, the Vendor will provide to the Purchaser or to persons nominated by the Purchaser, including to the directors and the auditor of the Company, such information and explanation relating to the affairs of the Company prior to completion as is reasonably required by the Purchaser for the purpose of litigation or disputes involving the Company and third parties, and to satisfy the requirements of taxation and other authorities.

Vendor's Default

17.
If this Agreement is terminated by the Purchaser upon the Vendor's breach of an essential term or repudiation of this Agreement or for the breach of any warranty contained in this Agreement which would have a material effect on the Purchaser's decision to proceed with completion, the Purchaser is entitled to recover from the Vendor:

(a)
return of the deposit and any other money paid by the Purchaser on account of the purchase price;

(b)
the Purchaser's legal and other costs and disbursements which are reasonably incurred before and during the abortive purchase, including the application fees and costs of arranging finance;

(c)
except when termination is for breach of warranty, general damages in respect of the loss or damage suffered by the Purchaser, but the Purchaser is not entitled to recover and the Vendor is exempted from liability for prospective loss of profits and for other damages consequential on the business not being acquired by the Purchaser.

Purchaser's Default
Consequences of Termination

18.
If the Vendor terminates this Agreement due to the Purchaser's breach of an essential term or repudiation of this Agreement, the Vendor is entitled:

(a)
to forfeit the deposit which is paid or is payable under this Agreement;

(b)
to retain or to resell the Vendor's shares in the Company;

(c)
to recover damages from the Purchaser for breach of this Agreement and for repudiation, giving credit for the forfeited deposit.

Rescission of Agreement
Consequences of Rescission

19.
If this Agreement is rescinded by either party pursuant to an express right to rescind contained in this Agreement:

(a)
it is a rescission ab initio and the parties shall be restored, as far as possible, to the position as if they had not entered into this Agreement;

(b)
the deposit and any other money, including interest, paid by the Purchaser towards the purchase price, shall be refunded to the Purchaser, together with the interest earned on the deposit if it was invested;

(c)
each party will bear its own costs and expenses of entering into and participating in this Agreement and the rescission;

(d)
neither party will be liable to the other party for any damages or claims under or relating to this Agreement.

Service of Notices
Modes of Service

20.	(l)	Any notice or demand under this Agreement may be made or given by a party or by that party's solicitor to the other party or to that party's solicitor; delivered personally, or posted by prepaid post addressed to the party's or to the solicitor's address shown in this Agreement.

Particulars for Service

  (2)
  Particulars for the service of notices are:-

Vendor:	Weston Investments Pty Limited (ACN 009 206 473)
Address:	945 Wellington Street, West Perth, Western Australia
Vendor:	Organic Resource Technology Limited (ACN 087 244 228)
Address:	Unit 11, 4-8 Queen Street, Bentley, Western Australia
Vendor's Solicitor:	Cocks Macnish, Barrister & Solicitors
Address:	Level 2, 7 Ventnor Avenue, West Perth, Western Australia
Purchaser:	Vista Gold Corp
Address:	Suite 5, 7961 Shaffer Parkway, Littleton, Colorado, United States of America
Purchaser's Solicitor:	Whittens, Lawyers & Consultants
Address:	Level 30, 133 Castlereagh Street, Sydney, New South Wales

Schedule 1

Matters referred to and arising from the warranties in clause 9

Commitment for capital expenditure to acquire, modernise or repair assets (clause 9(8)C(b))

Assets	Particulars of Commitment	Anticipated Cost	Date or period of liability
7th Generation Contract of Works	US Expenditure COW	$200,000 (USD)	Current

IN WITNESS WHEREOF the Parties have hereunto affixed their hands and seals to this Deed on the day and year as set out hereinbefore.

THE COMMON SEAL OF WESTON INVESTMENTS PTY LIMITED (ACN 009 206 473) was hereunto affixed by Order of the Board of Directors in the presence of:	) ) ) ) )	Director
Secretary
THE COMMON SEAL OF ORGANIC RESOURCE TECHNOLOGY LIMITED (ACN 087 244 228) was hereunto affixed by Order of the Board of Directors in the presence of:	) ) ) ) )	Director
Secretary
THE COMMON SEAL OF VISTA GOLD CORP was hereunto affixed by Order of the Board of Directors in the presence of:	) ) ) )	Director
Secretary
THE COMMON SEAL OF SALU SIWA PTY LIMITED (ACN 080 538 709) was hereunto affixed by Order of the Board of Directors in the presence of:	) ) ) ) )	Director
Secretary
THE COMMON SEAL OF JCI LIMITED was hereunto affixed by Order of the Board of Directors in the presence of:	) ) )	Director
Secretary

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  Exhibit 10.25